                                                               Exhibit 10.33
                                                               -------------


                     FIFTH AMENDMENT TO CREDIT AGREEMENT

                  THIS FIFTH AMENDMENT TO CREDIT AGREEMENT (this "Fifth
                                                                  -----
Amendment") is entered into as of February 26, 2002 among Mail-Well I
---------
Corporation, a Delaware corporation (the "Company"), as borrower, Mail-Well,
                                          -------
Inc., a Colorado corporation (the "Parent"), and certain other U.S.
                                   ------
Subsidiaries of the Parent, as guarantors, the several financial institutions from time to time party to the Credit Agreement referred to below (individually, a "Lender" and, collectively, the "Lenders"), ABN AMRO
                        ------                          -------
Bank N.V., as syndication agent, The Bank of Nova Scotia, as documentation agent, SunTrust Bank and Union Bank of California, N.A., as managing agents, and Bank of America, N.A., as Issuing Bank, Swingline Bank and as administrative agent for itself and the other Lenders (in such capacity, the "Agent").
 -----

                  WHEREAS, the Company, the Parent and the other Loan Parties, the Lenders and the Agent entered into a Credit Agreement dated as of February 18, 2000, as amended by that certain First Amendment to Credit Agreement dated as of July 28, 2000, that certain Second Amendment to Credit Agreement dated as of March 28, 2001, and that certain Third Amendment to Credit Agreement dated as of June 29, 2001, and that certain Fourth Amendment to Credit Agreement dated as of August 7, 2001 (as so amended, the "Credit Agreement"); and
 ----------------

                  WHEREAS, the Company has requested that the Majority Lenders agree to certain amendments to the Credit Agreement, and the Majority Lenders have agreed to such request, subject to the terms and conditions of this Fifth Amendment;

                  NOW, THEREFORE, the parties hereto agree as follows:

1.       Definitions; References; Interpretation.
         ---------------------------------------

         (a) Unless otherwise specifically defined herein, each term used herein (including in the Recitals hereof) which is defined in the Credit Agreement shall have the meaning assigned to such term in the Credit Agreement.

         (b) Each reference to "this Agreement", "hereof", "hereunder", "herein" and "hereby" and each other similar reference contained in the Credit Agreement, and each reference to "the Credit Agreement" and each other similar reference in the other Loan Documents, shall from and after the Effective Date (as defined below) refer to the Credit Agreement as amended hereby.

         (c) The rules of interpretation set forth in Section 1.02 of the Credit Agreement shall be applicable to this Fifth Amendment.

2.       Amendments to Credit Agreement. Subject to the terms and conditions
         ------------------------------
hereof, the Credit Agreement is amended as follows, effective as of the date of satisfaction of the conditions set forth in Section 4 (the "Effective
                                                               ---------
Date"):
----

         (a) Section 1.01 of the Credit Agreement is hereby amended as follows:



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                  (i) The defined term "Borrowing Base" shall be amended and
                                        --------------
restated as follows:

                  "Borrowing Base" means asset-based lending limits
                   --------------
         reasonably satisfactory to the Agent, the Majority Lenders and the Loan Parties to become effective not later than May 15, 2003 in accordance with Section 5 of the Fifth Amendment to Credit Agreement dated as of February 26, 2002.

                  (ii) The defined term "Compliance Event" shall be amended
                                         ----------------
and restated as follows:

                  "Compliance Event" means the occurrence of the Borrowing
                   ----------------
         Base Agreement Date and delivery by the Parent of its initial completed Borrowing Base Certificate pursuant to subsection 7.02(g).

                  (iii) Subsection (iv)(A) of the first paragraph of the defined term "EBITDA" set forth in Section 1.01 of the Credit Agreement is
              ------
amended by deleting the dollar amount "$90,000,000" and replacing it with "$165,000,000".

                  (iv) The defined term "Senior Funded Debt" shall be
                                         ------------------
amended and restated as follows:

                  "Senior Funded Debt" means, as of any date of
                   ------------------
determination, all Funded Debt of the Parent and its Subsidiaries on such date which is not subordinated in right of payment to the Obligations minus
                                                                      -----
unencumbered cash and cash equivalents (but including cash and cash equivalents encumbered only by a Lien in favor the Agent and the Lenders to secure the Obligations) of the Parent and its Subsidiaries on such date in an amount up to the aggregate principal amount of the 5% Convertible Subordinated Notes due 2002 then outstanding, in each case, as determined on a consolidated basis in accordance with GAAP.

                  (v) A new defined term "Senior Secured Debt Coverage
                                          ----------------------------
Ratio" shall be added to Section 1.01 in proper alphabetical order as
-----
follows:

                  "Senior Secured Debt Coverage Ratio" means, as of any date
                   ----------------------------------
of determination, the ratio of (a) the aggregate value on such date of (i) 70% of the value of all accounts receivable, plus (ii) 25% of the value of
                                             ----
all inventory, plus (iii) 40% of (A) the net value of all property, plant
               ----
and equipment minus (B) all Indebtedness then outstanding secured by a Lien
              -----
on property, plant and equipment (other than the Obligations), in each case, as determined for the Parent and its Subsidiaries on a consolidated basis in accordance with GAAP, to (b) the Effective Amount of all Revolving Loans plus the Effective Amount of all Swingline Loans plus the Effective Amount
----                                             ----
of all L/C Obligations plus the Effective Amount of all Term Loans.
                       ----

                  (vi) The defined term "Total Funded Debt" shall be amended
                                         -----------------
and restated as follows:

                  "Total Funded Debt" means, as of any date of
                   -----------------
determination, all Funded Debt of the Parent and its Subsidiaries on such date minus unencumbered cash and cash equivalents (but including cash and
     -----
cash equivalents encumbered only by a Lien in favor the Agent and the Lenders to secure the Obligations) of the Parent and its Subsidiaries on such date in an amount up to the aggregate principal amount of the 5% Convertible Subordinated Notes due 2002 then

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

outstanding, in each case, as determined on a consolidated basis in accordance with GAAP.

         (b) Subsection (c) of Section 2.01 of the Credit Agreement shall be amended by deleting the last sentence thereof.

         (c) Section 2.07 of the Credit Agreement shall be amended by deleting the last sentence thereof.

         (d) Subsection (d) of Section 2.08 of the Credit Agreement shall be amended and restated as follows:

         "(d) Equity or Debt Issuance. If the Parent, the Company or any
              -----------------------
Subsidiary shall issue common or preferred equity (other than to the Parent, the Company or any Subsidiary, and other than in connection with compensation of employees, directors or consultants) or incur any indebtedness for borrowed money (other than any money borrowed by the Company under this Agreement, any money borrowed pursuant to subsection 8.05(n) and intercompany loans otherwise permitted under this Agreement made by and among the Parent, the Company and/or one or more Subsidiaries), the Company shall promptly notify the Agent of the estimated Net Issuance Proceeds of such issuance or incurrence to be received by the Parent, the Company or such Subsidiary in respect thereof. Promptly upon, and in no event later than one Business Day after, receipt by the Parent, the Company or such Subsidiary of Net Issuance Proceeds of such issuance or incurrence, the Company shall prepay the Revolving Loans and the Term Loans as follows:
(i) such Net Issuance Proceeds shall be applied, first, to prepay the Revolving Loans in an aggregate amount equal to the lesser of (A) 50% of the amount of such Net Issuance Proceeds and (B) the Effective Amount of the Revolving Loans then outstanding, provided, however, that that amount of Net
                                  --------  -------
Issuance Proceeds so applied to prepay the Revolving Loans shall not exceed $130,000,000 in the aggregate after February 26, 2002; and (ii) next, such Net Issuance Proceeds not used to prepay the Revolving Loans as provided in the preceding clause (i) shall be applied to prepay the Term Loans in an aggregate amount equal to the lesser of (A) the amount of such unapplied Net Issuance Proceeds and (B) the Effective Amount of the Term Loans then outstanding. Notwithstanding the foregoing, the Company's obligation to apply Net Issuance Proceeds from the incurrence of indebtedness for borrowed money to prepay the Revolving Loans and Term Loans as provided in this subsection 2.08(d) shall cease from and after the date on which the Company has applied a total amount of $300,000,000 in combined Net Issuance Proceeds and Net Proceeds arising from and after February 21, 2002, to prepay the Revolving Loans and Term Loans as provided in this Section 2.08.

         Notwithstanding any provisions of this Agreement to the contrary, the Parent may from time to time satisfy all or any portion of the outstanding principal and accrued and unpaid interest in respect of any Indebtedness (other than Indebtedness owing by the Parent, the Company or any Subsidiary under this Agreement or any other Loan Document) by exchanging common stock of the Parent in satisfaction of such outstanding principal and accrued and unpaid interest pursuant to a non-cash transaction approved in good faith by the Board of Directors of the Parent. The Company shall promptly notify the Agent of any such exchange."


         (e) A new subsection (f) of Section 5.02 shall be inserted into the Credit Agreement as follows:

                  "(f) Borrowing Base Certificate. Effective upon the
                       --------------------------
Borrowing Base Agreement Date, the Agent shall have received a completed Borrowing Base Certificate as of the last day of the fiscal month then most recently ended pursuant to subsection 7.02(g)."

         (f) A new subsection (g) of Section 5.02 shall be inserted into the Credit Agreement as follows:

                  "(g) Senior Secured Debt Coverage Ratio. The Agent shall
                       ----------------------------------
have received a certificate of a Responsible Officer of the Parent demonstrating that the Parent and its Subsidiaries are in full pro forma compliance with subsection 8.21(e), measured as of the last day of the fiscal quarter than most recently ended, after giving effect to such Credit Extension."

         (g) Subsection (g) of Section 7.02 of the Credit Agreement shall be amended and restated as follows:

                  "(g) from and after the Borrowing Base Agreement Date, as soon as available and in any event not later than twenty (20) days after the end of each fiscal month (A) a completed Borrowing Base Certificate as of such fiscal month-end, and (B) such reports with respect to the Collateral included in the Borrowing Base as the Agent or the Majority Lenders reasonably shall request in connection therewith, in form and substance satisfactory to the Agent;"

         (h) A new Section 7.18 shall be inserted into the Credit Agreement as follows:

                  "7.18 Additional Proceeds. By not later than September 30,
                        -------------------
2002, the Parent, the Company or its Subsidiaries (i) shall have received gross proceeds of not less than $225,000,000 (of which not less than $215,000,000 shall be comprised of Net Issuance Proceeds) from the issuance, after February 26, 2002, of additional debt or equity, the issuance of which is otherwise permitted under the terms of this Agreement (including Section 8.05), (ii) shall have received after February 21, 2002, combined Net Proceeds and Net Issuance Proceeds in an aggregate amount of not less than $300,000,000 (inclusive of those amounts received under the preceding clause
(i)) and (iii) shall have applied the Net Proceeds and Net Issuance Proceeds received pursuant to the preceding clauses (i) and (ii) to the prepayment of the Revolving Loans and Term Loans in accordance with Section 2.08."

                  (i) Section 8.01 shall be amended by (i) deleting "and" at the end of the subsection (l); (ii replacing the period at the end of subsection (m) with a semi-colon and inserting "and" at the end of the such subsection, and (iii) inserting a new subsection (n) as follows:

                  "(n) Liens on assets of Foreign Subsidiaries organized under the laws of Canada and located in Canada, to secure Indebtedness permitted under subsection 8.05(n)."

         (i) Subsection (g) of Section 8.02 of the Credit Agreement shall be amended by amending and restating the second proviso as follows:

                  "provided further, however, that (1) the restrictions set
                   -------- -------  -------
forth in clauses (iii) and (v) of this subsection (g) shall not apply to the complete or partial disposition of the following business units, divisions or Subsidiaries or any assets thereof: (A) the Label group, (B) Curtis 1000, Inc., (C) the Pre-Press group, (D) the Filenet group and (E) PrintXcel or, in the case of this clause (E), upon the prior written consent of the Agent, any other Subsidiary or division the sale of which would generate Net Proceeds similar to the Net Proceeds that would be generated by the sale of PrintXcel and (2) the restrictions set forth in clause (iii) of this subsection (g) shall not apply to the disposition of real or personal property of the Parent, the Company or any Subsidiary that is, as a result of the implementation of the strategic plan to divest certain business units and consolidate operations within certain business units undertaken by the Loan Parties on or about June 2001, no longer of any strategic or commercial value to the Loan Parties in their reasonable business judgement."

         (j) Subsection (d) of Section 8.04 is amended and restated in its entirety as follows:

                  "(d) Permitted Acquisitions otherwise permitted herein, provided that (i) such Acquisitions are undertaken after the Compliance
--------
Event, (ii) the principal amount of the Term Loans then outstanding is less than $100,000,000, (iii) the consideration consisting of cash or the assumption of Indebtedness given by the Parent, the Company and the Subsidiaries for all such Acquisitions in the aggregate may not exceed $25,000,000 in fiscal year 2002 and in each fiscal year thereafter, and (iv) the consideration consisting of the issuance of capital stock of the Parent, the Company and the Subsidiaries for all such Acquisitions in the aggregate shall not exceed $50,000,000 in fiscal year 2002 and in each fiscal year thereafter."

         (k) Section 8.05 shall be amended by (i) deleting the "and" at the end of subsection (l), (ii) replacing the period at the end of the subsection (m) with "; and" and (iii) inserting a new subsection (n) as follows:

                  "(n) Indebtedness incurred by one or more Foreign Subsidiaries organized under the laws of Canada and located in Canada, in an aggregate amount not to exceed $7,500,000 at any time outstanding."

         (l) Section 8.14 of the Credit Agreement shall be amended and restated as follows:

                  "8.14 Certain Payments. The Parent and the Company shall
                        ----------------
not, and shall not permit any of its Subsidiaries to, (i) prepay, redeem, repurchase or otherwise acquire for value any of the Subordinated Debt; or
(ii) make any principal, interest or other payments on any Subordinated Debt if not permitted by the respective subordination provisions of the Subordinated Debt Documents. Notwithstanding the foregoing, the Parent shall be permitted to repay, purchase, redeem or repurchase in the open market some or all of the 5% Convertible Subordinated Notes due 2002, and also seek such consents as are necessary under the terms of the 8-3/4% Senior Subordinated Notes due 2008 in connection therewith which are not inconsistent with this Section 8.14 or Section 8.15; provided however, that
                                                     -------- -------
no repayment, purchase, redemption or repurchase of the 5% Convertible Subordinated Notes due 2002 of the Parent or any other Subordinated Debt shall be permitted if (i) any Default or Event of Default then exists or would result therefrom, (ii) the Parent, the Company or its Subsidiaries have failed to raise Net Issuance Proceeds and Net Proceeds from and after February 21, 2002, in an aggregate combined amount of at least $300,000,000, including the satisfaction of the requirements to raise at least $225,000,000 of gross proceeds (of which not less than $215,000,000 shall be comprised of Net Issuance Proceeds) and to apply the Net Issuance Proceeds to the prepayment of the Revolving Loans and Term Loans pursuant to Section
7.18 or (iii) after giving effect to such repayment, purchase, redemption or repurchase, the Parent would not be in full pro forma compliance with subsection 8.21(e), measured as of the last day of the

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

fiscal quarter then most recently ended, but using those levels of compliance required under subsection 8.21(e) as of September 30, 2002, if such date is later than the last day of the fiscal quarter then most recently ended."

         (m) Section 8.21 of the Credit Agreement shall be amended as follows:

                  (i) Subsection (a) of Section 8.21 of the Credit Agreement shall be amended by (A) deleting the dollar amount "$90,000,000" from clause
(iv) and replacing it with "$165,000,000" and (B) inserting a new clause
(vi) immediately after clause (v) as follows:

                  "minus (vi) deferred financing costs in connection with
                   -----
new debt issuances in an aggregate amount of up to $15,000,000."

                  (ii) Subsection (b) of Section 8.21 of the Credit Agreement shall be amended and restated as follows:

                  "(b) The Parent shall not permit the Total Leverage Ratio as of the last day of any fiscal quarter to be greater than (i)
         5.75 to 1.00 for each of the first and second fiscal quarters of 2002; (ii) 5.50 to 1.00 for the third fiscal quarter of 2002, (iii)
         5.00 to 1.00 for the fourth fiscal quarter of 2002, (iv) 4.75 to
         1.00 for the first and second fiscal quarter of 2003; (v) 4.50 to
         1.00 for the third and fourth quarters of 2003, (vi) 4.25 to 1.00 for the first and second quarters of 2004 and (v) 4.00 to 1.00 for the third fiscal quarter of 2004 and each fiscal quarter ending thereafter.

                  (iii) Subsection (c) of Section 8.21 of the Credit Agreement shall be amended and restated as follows:

                  "(c) The Parent shall not permit the Senior Leverage Ratio as of the last day of any fiscal quarter to be greater than (i)
         3.50 to 1.00 for each of the first, second and third fiscal quarters of 2002, (ii) 3.25 to 1.00 for the fourth fiscal quarter of 2002, (iii) 3.00 to 1.00 for the first fiscal quarter of 2003,
         (iv) 2.75 to 1.00 for the second fiscal quarter of 2003 and (v)
         2.50 to 1.00 for the third fiscal quarter of 2003 and each fiscal quarter ending thereafter.

                  (iv) Subsection (d) of Section 8.21 of the Credit Agreement shall be amended and restated as follows:

                  "(d) The Parent shall not permit the Fixed Charge Coverage Ratio as of the last day of any fiscal quarter to be less than (i)
         1.40 to 1.00 for the first and second fiscal quarters of 2002 and
         (ii) 1.50 to 1.00 for the third fiscal quarter of 2002 and each fiscal quarter ending thereafter.

                  (v) A new subsection (e) of Section 8.21 of the Credit Agreement shall be inserted as follows:

                  "(e) Commencing on the last day of the third fiscal quarter of 2002, the Parent shall not permit the Senior Secured Debt Coverage Ratio as of the last day of any fiscal quarter to be less than 1.25 to 1.00."

         (n) Subsection (c) of Section 9.01 of the Credit Agreement shall be amended by (i)

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

deleting the word "or" immediately prior to the reference to Section 7.15 and replacing it with a comma, and (ii) inserting immediately after the reference to Section 7.15 the text "or 7.18".

         (o) The second proviso in Section 11.01 of the Credit Agreement shall be amended by (i) deleting "and" from immediately prior to clause (v),
(ii) deleting the period at the end of such proviso and replacing it with a comma and (iii) inserting a new clause (vi) as follows:

                  "and (vi) no amendment, waiver or consents with respect to
         Section 8.21(e) shall be permitted without the written consent of Lenders holding more than 50% of the combined Revolving Commitments (or if no such Revolving Commitments are then in existence, Lenders holding more than 50% of the Revolving Loans, L/C Advances and L/C Obligations then outstanding)."

         (p) The pricing grid attached as Annex I to the Credit Agreement is
                                          -------
amended and restated in its entirety in the form of Annex I hereto.
                                                    -------

         (q) Schedule 2.09 to the Credit Agreement shall be amended by inserting the following additional proviso at the bottom of such Schedule:

                  "Provided, further, however, that with respect to each
                   --------  -------  -------
         date set forth above on which a principal installment of Tranche A Term Loans and/or Tranche B Term Loans is due, the Company, subject to Section 4.04, may elect to make such payment on an earlier date that represents the last day of the Company's fiscal quarter, and such payment on such earlier date shall not constitute an optional prepayment of Loans for purposes of Section 2.07."

3. Representations and Warranties. The Parent and the Company hereby
   ------------------------------
represent and warrant to the Agent and the Lenders as follows:

         (a) No Default or Event of Default has occurred and is continuing (or would result from the amendment of the Credit Agreement contemplated hereby).

         (b) The execution, delivery and performance by the Parent, the Company and the other Loan Parties of this Fifth Amendment and the Credit Agreement (as amended by this Fifth Amendment) have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, or notice to or action by, any Person (including any Governmental Authority) in order to be effective and enforceable.

         (c) This Fifth Amendment and the Credit Agreement (as amended by this Fifth Amendment) constitute the legal, valid and binding obligations of the Parent, the Company and each other Loan Party, enforceable against it in accordance with their respective terms.

         (d) All representations and warranties of the Parent, the Company and the other Loan Parties contained in the Credit Agreement are true and correct (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that this subsection (d) shall be deemed instead to refer to the last day of the most recent quarter and year for which financial statements have then been delivered in respect of the representation and warranty made in subsection 6.11(a) of the Credit Agreement and to take into account any amendments to the Schedules to the Credit

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

Agreement and other disclosures made in writing by the Parent or the Company to the Agent and the Lenders after the Closing Date and approved by the Agent and the Majority Lenders).

         (e) The Parent, the Company and each other Loan Party are entering into this Fifth Amendment on the basis of its own investigation and for its own reasons, without reliance upon the Agent and the Lenders or any other Person.

         (f) The Parent's, the Company's and each other Loan Party's obligations under the Credit Agreement and under the other Loan Documents are not subject to any defense, counterclaim, set-off, right of recoupment, abatement or other claim.

4. Conditions of Effectiveness.
   ---------------------------

         (a) The effectiveness of Section 2 of this Fifth Amendment shall be subject to the satisfaction of each of the following conditions precedent:

                  (i) The Agent or Banc of America Securities LLC ("BAS") shall have received from the Company all amounts payable under that certain fee letter dated as of February 26, 2002, delivered by the Company to BAS in connection herewith.

                  (ii) The Agent or BAS shall have received from the Company all amounts payable under Section 8(g) to the extent invoiced prior to the Effective Date.

                  (iii) The Agent shall have received from the Parent, the Company and each other Loan Party and the Majority Lenders a duly executed original (or, if elected by the Agent, an executed facsimile copy) of this Fifth Amendment.

                  (iv) The Agent shall have received in a form to its satisfaction all those items listed in Schedule 1.
                                       ----------

                  (v) The Agent shall have received all other documents it or the Majority Lenders may reasonably request relating to any matters relevant hereto, all in form and substance satisfactory to the Agent and the Majority Lenders.

                  (vi) The representations and warranties in Section 3 of this Fifth Amendment shall be true and correct on and as of the Effective Date with the same effect as if made on and as of the Effective Date.

         (b) For purposes of determining compliance with the conditions specified in Section 4(a), each Lender that has executed this Fifth Amendment shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter either sent, or made available for inspection, by the Agent to such Lender for consent, approval, acceptance or satisfaction, or required hereunder to be consented to or approved by or acceptable or satisfactory to such Lender.

         (c) From and after the Effective Date, the Credit Agreement is amended as set forth herein. Except as expressly amended pursuant hereto, the Credit Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects.

         (d) The Agent will notify the Parent, the Company and the Lenders of the occurrence of the Effective Date.

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5. Borrowing Base. Notwithstanding Section 5 of the Fourth Amendment, not
   --------------
later than May 15, 2003, the Loan Parties and the Agent shall have agreed to a Borrowing Base and a form of Borrowing Base Certificate, in each case, in form and substance satisfactory to the Agent and the Majority Lenders, and the Agent shall be satisfied with the results of such field audits as it may reasonably require (such date on which the parties agree on such items and the Agent shall be satisfied with the results of its field audits, the "Borrowing Base Agreement Date"). The Agent, the Lenders and the Loan
 -----------------------------
Parties hereby agree that the failure of the Borrowing Base Agreement Date to occur on or prior to May 15, 2003 shall constitute an immediate Event of Default under Section 9.01(c) of the Credit Agreement and for all purposes of the Credit Agreement and the other Loan Documents, unless the reason that the Borrowing Base Agreement Date does not occur on or prior to May 15, 2003 is the failure of the Agent and/or the Lenders to act in good faith.

6. Consent of Guarantors. Each of the Parent and the other Guarantors, in
   ---------------------
its capacity as a Guarantor, acknowledges that its consent to this Fifth Amendment and the amendments to the Credit Agreement contemplated hereby is not required, but each of such Persons nevertheless does hereby consent to this Fifth Amendment and the amendments to the Credit Agreement contemplated hereby and to the documents and agreements referred to herein. Nothing herein shall in any way limit any of the terms or provisions of the Guaranty of the Parent or any of the other Guarantors or the Collateral Documents executed by the Parent or any of the other Guarantors in the Agent's and the Lenders' favor, or any other Loan Document executed by the Parent or any of the other Guarantors (as the same may be amended from time to time), all of which are hereby ratified and affirmed in all respects.

7. Reduction of Revolving Commitments. Effective upon the Effective Date,
   ----------------------------------
the aggregate Revolving Commitments of the Lenders shall immediately and permanently reduce to $150,000,000.

8. Miscellaneous.
   -------------

         (a) The Parent, the Company and each other Loan Party acknowledges and agrees that the execution and delivery by the Agent and the Majority Lenders of this Fifth Amendment shall not be deemed to create a course of dealing or an obligation to execute similar waivers or amendments under the same or similar circumstances in the future.

         (b) This Fifth Amendment and the Credit Agreement as amended by this Fifth Amendment shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns.

         (c) This Fifth Amendment shall be governed by and construed in accordance with the law of the State of California, provided that the Agent
                                                    --------
and the Lenders shall retain all rights arising under Federal law.

         (d) This Fifth Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Each of the parties hereto understands and agrees that this document (and any other document required herein) may be delivered by any party thereto either in the form of an

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

executed original or an executed original sent by facsimile transmission to be followed promptly by mailing of a hard copy original, and that receipt by the Agent of a facsimile transmitted document purportedly bearing the signature of a Lender or any Loan Party shall bind such Lender or such Loan Party, respectively, with the same force and effect as the delivery of a hard copy original. Any failure by the Agent to receive the hard copy executed original of such document shall not diminish the binding effect of receipt of the facsimile transmitted executed original of such document of the party whose hard copy page was not received by the Agent.

         (e) This Fifth Amendment contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein. This Fifth Amendment supersedes all prior drafts and communications with respect hereto. This Fifth Amendment may not be amended except in accordance with the provisions of Section 11.01 of the Credit Agreement.

         (f) If any term or provision of this Fifth Amendment shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Fifth Amendment, the Credit Agreement or the other Loan Documents.

         (g) The Company agrees to pay or reimburse BofA (including in its capacity as Agent), upon demand, for all reasonable costs and expenses (including reasonable Attorney Costs) incurred by BofA (including in its capacity as Agent) in connection with the development, preparation, negotiation, execution and delivery of this Fifth Amendment.



                          [Signature pages follow.]

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

                  IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be duly executed and delivered in San Francisco, California, by their proper and duly authorized officers as of the day and year first above written.

                                MAIL-WELL, INC.


                                By:  ___________________________________

                                Title: _________________________________

                                MAIL-WELL I CORPORATION


                                By:  ___________________________________

                                Title: _________________________________

                                EACH SUBSIDIARY GUARANTOR LISTED ON
                                ANNEX II

                                By:  ___________________________________

                                Title: _________________________________


                                BANK OF AMERICA, N.A., as Agent, Issuing
                                Bank, Swingline Bank and as a Lender


                                By:  ___________________________________

                                Title: _________________________________


                                [Other Lenders.]

                                   ANNEX I

                   To Fifth Amendment to Credit Agreement
                   --------------------------------------

                                PRICING GRID
                                ------------


                  From the Effective Date (as such term is defined in the Fifth Amendment to the Credit Agreement dated as of February 26, 2002) until the date on which the Parent delivers a Compliance Certificate pursuant to
Section 7.02(b) of the Credit Agreement for the fiscal quarter ending March 31, 2002 (the "Initial Period"), the Applicable Margin and the Applicable
               --------------
Fee Amount shall be fixed at Level 7. From and after the last day of the Initial Period, the Applicable Margin and the Applicable Fee Amount for any day shall be the amount per annum set forth below based on the Total Leverage Ratio set forth in the most recently delivered Compliance Certificate delivered by the Parent pursuant to Section 7.02(b) of the Credit Agreement. Changes in the Applicable Margin and the Applicable Fee Amount resulting from a change in the Total Leverage Ratio shall become effective on the date of delivery by the Parent to the Agent of a new Compliance Certificate pursuant to Section 7.02(b), except that no such change shall take effect until the end of the Initial Period. If the Parent shall fail to deliver a Compliance Certificate and accompanying financial statements within the number of days after the end of any fiscal quarter or fiscal year as required pursuant to Section 7.02(b), the parties agree that the Applicable Margin and the Applicable Fee Amount shall be fixed at Level 7 until such time as the Parent delivers such new Compliance Certificate and accompanying financial statements pursuant to Section 7.02(b). Notwithstanding the foregoing, the Applicable Margin for Tranche B Term Loans shall be, at Levels 1 through 5, 3.75% for Offshore Rate Loans and 2.50% for Base Rate Loans, at Level 6, 4.00% for Offshore Rate Loans and 2.75% for Base Rate Loans, and, at Level 7, 4.25% for Offshore Rate Loans and 3.00% for Base Rate Loans.

    ============================================================================================================
                                               OFFSHORE RATE     BASE RATE         LETTER OF        COMMITMENT
    LEVEL            TOTAL LEVERAGE RATIO      SPREAD            SPREAD            CREDIT FEE       FEE
    ============================================================================================================
    Level 7          greater than or equal     4.00%             2.75%             4.00%            0.50%
                     to 5.25 to 1.00
    ------------------------------------------------------------------------------------------------------------
    Level 6          greater than or equal     3.75%             2.50%             3.75%            0.50%
                     to 4.75 to 1.00 and
                     less than 5.25 to 1.00
    ------------------------------------------------------------------------------------------------------------
    Level 5          greater than or equal     3.50%             2.25%             3.50%            0.50%
                     to 4.25 to 1.00 and
                     less than 4.75 to 1.00
    ------------------------------------------------------------------------------------------------------------
    Level 4          greater than or equal     3.25%             2.00%             3.25%            0.50%
                     to 3.50 to 1.00 and
                     less than 4.25 to 1.00
    ------------------------------------------------------------------------------------------------------------
    Level 3          greater than or equal     3.00%             1.75%             3.00%            0.50%
                     to 3.00 to 1.00 and
                     less than 3.50 to 1.0
    ------------------------------------------------------------------------------------------------------------
    Level 2          greater than or equal     2.75%             1.50%             2.75%            0.50%
                     to 2.50 to 1.00 and
                     less than 3.00 to 1.00
    ------------------------------------------------------------------------------------------------------------
    Level 1          less than 2.50 to 1.00    2.50%             1.25%             2.50%            0.50%
    ------------------------------------------------------------------------------------------------------------

                  Notwithstanding anything to the contrary set forth above, if the Parent, the Company or its Subsidiaries have failed to raise Net Issuance Proceeds and Net Proceeds from and after February 21, 2002, in an aggregate combined amount of at least $200,000,000 by June 30, 2002, and to apply such Net Issuance Proceeds and Net Proceeds by such date to the prepayment of the Loans pursuant to Section 2.08, then 25bps shall be added at all levels to the Applicable Fee Amount (other than with respect to the "Commitment Fee") and to the Applicable Margin that would otherwise be applicable from time to time to the Letters of Credit, the Revolving Loans, the Tranche A Term Loans and the Tranche B Term Loans.

                                  ANNEX II

                   To Fifth Amendment to Credit Agreement
                   --------------------------------------


ABP Books, Inc.
Curtis 1000, Inc.
Discount Labels, Inc.
Hill Graphics, Inc.
Mail-Well Commercial Printing, Inc.
Mail-Well Label USA, Inc.
Mail-Well Mexico Holdings, Inc.
Mail-Well Services, Inc.
Mail-Well Texas Finance L.P.
Mail-Well West, Inc.
National Graphics Company
Poser Business Forms, Inc.
Wisco III, LLC

                                 SCHEDULE 1

                   To Fifth Amendment to Credit Agreement
                   --------------------------------------



(1) Account Control Agreement, dated as of February 20, 2002, by and among Bank of America, N.A., as Agent, the Parent, Wells Fargo Bank West, N.A., Wells Fargo Bank, N.A., and Wells Fargo Bank Ohio, N.A. (fully executed by the foregoing parties).

(2) Joinder Agreement, dated as of February 22, 2002, executed by ABP Books, Inc., Discount Labels, Inc., Hill Graphics, Inc., the Company, Mail-Well Commercial Printing, Inc., the Parent, Mail-Well Label USA, Inc., Mail-Well Mexico Holdings, Inc., Mail-Well Services, Inc., Mail-Well Texas Finance L.P., Mail-Well West, Inc., National Graphics Company, Poser Business Forms, Inc. and Wisco III, LLC (fully executed by the foregoing parties).